Exhibit 10.3

CENTERPOINT ENERGY, INC.

1991 BENEFIT RESTORATION PLAN

As Amended and Restated Effective February 25, 2011

CENTERPOINT ENERGY, INC.

1991 BENEFIT RESTORATION PLAN

(As Amended and Restated Effective February 25, 2011)

WHEREAS, CenterPoint Energy, Inc. (the “Company”), maintains the frozen CenterPoint Energy, Inc. Benefit Restoration Plan, effective as of July 1, 1991, and as thereafter amended (the “Plan”), in order to provide benefits to its eligible employees;
WHEREAS, the Plan is a “grandfathered plan” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and thus all Plan benefits were earned and vested as of December 31, 2004, along with the earnings attributable thereto (“Grandfathered Benefits”); and
WHEREAS, at all times on and after January 1, 2005, the Grandfathered Benefits, along with all earnings attributable thereto, have been (and continue to be) subject to the terms and provisions of the Plan as in effect on October 3, 2004, and no material modifications, within the meaning of Code Section 409A, have been made (in form or operation) to the Plan with respect to such benefits; and
WHEREAS, the Company desires to amend the Plan to (i) reflect that the Benefits Committee is the plan administrator and (ii) revise the Plan’s administrative claims procedures (and neither of such changes is a material modification of the Plan);
NOW, THEREFORE, the Company, having reserved the right under Paragraph 8 thereof to amend the Plan, does hereby amend and restate the Plan, effective as of February 25, 2011, to reflect the prior amendment to the Plan and the changes desired above, as follows:

CENTERPOINT ENERGY, INC.

1991 BENEFIT RESTORATION PLAN

(As Amended and Restated Effective February 25, 2011)

1.           Name.  The name of the Plan is the “CenterPoint Energy, Inc. 1991 Benefit Restoration Plan” (the “Plan”), as amended and restated effective February 25, 2011, as set forth herein, and as the same may hereafter be amended from time to time.  As of January 1, 2008, the Plan is frozen and (i) no new participants shall be permitted, and (ii) no benefits shall be earned or vested (other than earnings on benefits that were earned and vested as of December 31, 2004) under the Plan after December 31, 2007; unvested benefit accruals as of December 31, 2004 (along with earnings attributable thereto) were spun-off from the Plan, effective as of January 1, 2008, into, and shall be provided under, the CenterPoint Energy Benefit Restoration Plan (and the Plan shall have no contractual, legal or other obligation with respect to such spun-off benefits on and after January 1, 2008).
2.           Purpose. Section 415 of the Internal Revenue Code of 1986, as amended ("Section 415"), imposes limitations on the amount of retirement benefits which may be paid to certain Employees of the Company and its participating Subsidiaries under the Retirement Plan.  Effective January 1, 1989, Section 401(a)(17) of the Internal Revenue Code of 1986, as amended ("Section 401(a)(17)"), limits to $200,000 (indexed annually) the annual compensation of each participating Employee which may be taken into account in computing benefits under the Retirement Plan for any Plan Year.  In addition, the Retirement Plan excludes from the definition of "Compensation" for purposes of computing benefits (a) any salary deferrals under the CenterPoint Energy, Inc. Deferred Compensation Plan (the "Deferred Compensation Plan") and (b) any annual awards earned under the CenterPoint Energy, Inc. Executive Incentive Compensation Plan (the "EICP").  The principal purposes of the Plan are to provide additional benefits to those Employees whose retirement benefits under the Retirement Plan are reduced, curtailed or otherwise limited as a result of the limitations imposed by Section 415 and Section 401(a)(17), and to provide supplemental retirement benefits to those Employees selected by the Committee whose retirement benefits under the Retirement Plan are affected by the exclusion of certain amounts under the Deferred Compensation Plan and EICP.
3.           Participants.
a.           Retirement Plan Restoration Benefits. All full-time, salaried officers or highly-compensated Employees of the Company or any of its adopting Subsidiaries shall be eligible to participate in the "Retirement Plan Restoration Benefit" described in Paragraph 4.  Each eligible Employee shall become a Restoration Participant from and after June 1, 1985 if as of such date one of the limitations imposed by Section 415 or Section 401(a)(17) applies to his benefits under the Retirement Plan.  Each other eligible Employee shall become a Restoration Participant from and after the first January lst after June 1, 1985 as of which one of the limitations imposed by Section 415 or Section 401(a)(17) applies to his benefits under the Retirement Plan.
b.           Supplemental Retirement Benefits. The Committee shall select Employees eligible to participate in the "Supplemental Retirement Benefit" described in Paragraph 5 from full-time, salaried officers or other highly-compensated Employees of the Company or any adopting Subsidiary.  Once selected as a Supplemental Participant, an Employee shall continue to be a Supplemental Participant as long as he continues to be an Employee of the Company or of a participating Subsidiary unless the Committee determines that his participation shall cease as of the end of any calendar year in which notice of such discontinuance of participation is delivered in writing to the Supplemental Participant by the Committee.
4.           Retirement Plan Restoration Benefit. When a Restoration Participant's retirement benefit commences or a death benefit payable with respect to a Restoration Participant commences under the Retirement Plan, the Company will calculate a benefit equal to the excess of the amount of the retirement benefit or death benefit, as the case may be, which would have been payable under the Retirement Plan but for the limitations imposed by Section 415 and Section 401(a)(17) over the amount of the retirement benefit or death benefit actually payable under the Retirement Plan, which excess is referred to herein as the "Retirement Plan Restoration Benefit."  The Company shall pay a Retirement Plan Restoration Benefit to such Restoration Participant or such other persons, at such times and in such manner as the Retirement Plan benefit is payable pursuant to the terms of the Retirement Plan; provided, however, that (i) the commencement of payment of any Retirement Plan Restoration Benefit attributable to an Early Pension or a Deferred Vested Pension under the Retirement Plan may be delayed beyond the earliest date the Restoration Participant could elect to commence receiving any such benefit under the Retirement Plan only if the Committee approves such delayed commencement date of such Retirement Plan Restoration Benefit, and (ii) the Company may in its sole discretion determine to convert the payment of the Retirement Plan Restoration Benefit into an actuarially equivalent lump sum payment, as determined by the Committee, with the advice of the actuary for the Retirement Plan, employing those actuarial assumptions as are then employed in converting Retirement Plan benefits from one form to another.
5.           Supplemental Retirement Benefit. When a Supplemental Participant's retirement benefit commences or a death benefit payable in respect of the Supplemental Participant commences under the Retirement Plan, the Company will calculate a benefit under the Plan equal to the amount that would have been payable under the Retirement Plan (without the limitations of Section 415 and Section 401(a)(17)) if the definition of "Compensation" under the Retirement Plan was amended to include (i) any amounts deferred under the Deferred Compensation Plan at the time of deferral and (ii) any annual awards earned by the Supplemental Participant under EICP in the December of the calendar year for which the award was earned. For purposes of clause (ii) above, if the Supplemental Participant is awarded an annual EICP award after his termination of Service, such award shall be considered as Compensation in the December immediately preceding his termination if and only if it results in a greater benefit payable to the Supplemental Participant under the Plan; any increase in benefits shall be retroactive to the initial commencement of benefits.  The excess of the amount of such benefit over the total amount actually payable under the Retirement Plan and any Retirement Plan Restoration Benefit payable under the Plan is referred to herein as the "Supplemental Retirement Benefit."  The Company shall pay a Supplemental Retirement Benefit to such Supplemental Participant or such other persons at such times and in such manner as the Retirement Plan benefit is payable pursuant to the terms of the Retirement Plan; provided, however, that (i) the commencement of payment of any Supplemental Retirement Benefit attributable to an Early Pension or a Deferred Vested Pension under the Retirement Plan may be delayed beyond the earliest date the Supplemental Participant could elect to commence receiving any such benefit under the Retirement Plan only if the Committee approves such delayed commencement date of such Supplemental Retirement Benefit, and (ii) the Company may in its sole discretion determine to convert the payment of the Supplemental Retirement Benefit into an actuarially equivalent lump sum payment, as determined by the Committee, with the advice of the actuary for the Retirement Plan, employing those actuarial assumptions as are then employed in converting Retirement Plan benefits from one form to another.
6.           Contractual Obligation of Company. The benefits described in the Plan are contractual obligations of the Company to pay compensation for services, and shall constitute a liability to the Participants and/or their beneficiaries in accordance with the terms hereof. The payment of such benefits shall be made from the general funds of the Company.  No special or separate fund need be established and no segregation of assets need be made to assure the payment of such benefits.  No Participant shall have any interest in any particular asset of the Company by virtue of his rights under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.
7.           Administration. The Plan shall be administered, construed and interpreted by the Committee.  The determinations by the Committee of the Employees who are eligible to be Participants in the Plan, the selection of Participants from eligible Employees, the amounts of their benefits under the Plan, and the construction and interpretation by the Committee of any provision of the Plan, shall be final, conclusive and binding upon all parties including the Company, its shareholders and its employees.  No member of the Committee shall be liable for any act done or determination made in good faith.  All expenses of administering the Plan shall be borne by the Company.
8.           Amendment or Termination of the Plan. The Board of Directors may terminate the Plan at any time.  The Board of Directors may amend or modify the Plan from time to time in any respect.  No such termination or amendment by the Board of Directors shall divest a Participant of any benefit which had previously accrued to him or which had previously become payable to him under the Plan unless the Participant agrees in writing to such divestment.
9.           Non-Alienation of Benefits. Except by mutual agreement between the Company and the Participant, any benefit which shall be payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt at such shall be void, and any such benefit shall not in any way be subject to the debts, contract, liabilities, engagements, or torts of the person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.
10.           No Employment Rights. The receipt of benefits under the Plan shall not give a Participant any right to continued employment by the Company and its Subsidiaries; the right to terminate employment of any Participant, with or without cause, is specifically reserved by the Company.
11.           Definitions. For purposes of the Plan, the following definitions shall be applicable:

a.           "Board of Directors" shall mean the Board of Directors of CenterPoint Energy, Inc.
b.           "Committee" shall mean the Benefits Committee of the Company or such other committee designated as such by the Board of Directors.
c.           "Company" shall mean CenterPoint Energy, Inc., any successor thereto, and/or any subsidiaries adopting the Plan with approval of the Board of Directors.
d.           "Employee" shall mean any person who is regularly employed on a salary basis by the Company or by a Subsidiary, including, but not limited to, any employee who is also an officer or director of the Company or of a Subsidiary.
e.           "Participant" shall mean any Employee who is entitled to a benefit under the provisions of Paragraph 4 and/or Paragraph 5 of the Plan.
f.           "Restoration Participant" shall mean any Employee who is entitled to a benefit under the provisions of Paragraph 4 of the Plan.
g.           "Retirement Plan" shall mean the CenterPoint Energy, Inc. Retirement Plan, as amended from time to time.
h.           "Subsidiary" shall mean a company 50 percent or more of whose voting stock is owned (directly or through another Subsidiary) by the Company and which is an Employer under the Retirement Plan.
i.           "Supplemental Participant" shall mean any Employee who is entitled to a benefit under the provisions of Paragraph 5 of the Plan.
12.           Effective Date. The effective date of this amended and restated Plan shall be February 25, 2011. Any benefits payable under the Plan to a Participant whose employment terminated prior to July 1, 1991 shall be governed by the terms of the Plan as in effect on the date of his termination.  The Plan shall continue until terminated by the Board of Directors as provided in paragraph 8.
13.           Applicable Law.  The Plan shall be construed, administered and governed in all respects in accordance with ERISA and other applicable federal law and, to the extent not preempted by federal law, in accordance with the laws of the State of Texas.
14.           Claims and Review Procedures.
a.           Claims Procedure.  If any person believes he is entitled to any rights or benefits under the Plan, such person may file a claim in writing with the Committee.  If any such claim is wholly or partially denied, the Committee will notify such person of its decision in writing.  Such notification will contain (i) specific reasons for the denial, (ii)

specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (iv) information as to the steps to be taken if the person wishes to submit a request for review, the time limits applicable to such procedures, and a statement of the person’s rights following an adverse benefit determination on review, including a statement of his right to file a lawsuit under ERISA if the claim is denied on appeal.  Such notification will be given within 90 days after the claim is received by the Committee (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90-day period).
b.           Claim Review Procedure.  Within 60 days after the date on which a person receives a notice of denial, such person or his duly authorized representative (“Applicant”) may (i) file a written request with the Committee for a review of his denied claim; (ii) review pertinent documents; and (iii) submit issues and comments in writing.  The Committee shall render a decision no later than the date of its regularly scheduled meeting next following receipt of a request for review, except that a decision may be rendered no later than the second such meeting if the request is received within 30 days of the first meeting.  The Applicant may request a formal hearing before the Committee which the Committee may grant in its discretion.  Notwithstanding the foregoing, under special circumstances that require an extension of time for rendering a decision (including, but not limited to, the need to hold a hearing), the decision may be rendered not later than the date of the third regularly scheduled Committee meeting following the receipt of the request for review.  If such an extension is required, the Applicant will be advised in writing before the extension begins.  If the claim is denied in whole or part, such notice, which shall be in a manner calculated to be understood by the person receiving such notice, shall include (i) the specific reasons for the decision, (ii) the specific references to the pertinent Plan provisions on which the decision is based, (iii) that the Applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits, and (iv) a statement of the Applicant’s right to file a lawsuit under ERISA.  Benefits under the Plan will only be paid if the Committee decides, in its discretion, that an Applicant is entitled to them.

c.           Exhaustion of Administrative Remedies.  The decision of the Committee on review of the claim denial shall be binding on all parties when the Applicant has exhausted the claims procedure under this Section.  Moreover, no action at law or in equity shall be brought to recover benefits under the Plan prior to the date the Applicant has exhausted the administrative remedies under this Section.  Applicants must submit all claims within two years beginning on the later of 1) the date a payment was made, 2) the date of the first in a series of periodic payments, or 3) the date on which a claim is incurred.
[Execution Page Follows]

IN WITNESS WHEREOF, CenterPoint Energy, Inc. has caused these presents to be executed by its duly authorized officers in a number of copies, each of which shall be deemed an original, but all of which shall constitute the same instrument, this 29th day of March, 2011, but effective as of February 25, 2011.

CENTERPOINT ENERGY, INC.

By /s/ David M. McClanahan
David M. McClanahan
President and Chief Executive Officer

ATTEST:

/s/ Richard Dauphin
Richard Dauphin
Assistant Corporate Secretary